EXHIBIT 1

                              ARTICLES OF AMENDMENT

                         TO ARTICLES OF INCORPORATION OF

                       CHACONIA INCOME & GROWTH FUND, INC.

         The undersigned officer of Chaconia Income & Growth Fund, Inc., a Maryland corporation (the "Company"), does hereby certify:

         FIRST: That Article Fifth of the Company's Amended and Restated Articles of Incorporation is hereby amended to provide as follows:

                          ARTICLE FIFTH, Capital Stock

         Section 1. The total number of shares of all classes of stock which the Company has authority to issue is 10,000,000 shares of capital stock ("Shares") of the par value of $.01 each, having an aggregate par value of $100,000 (and class(es) of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes" which may be referred to in other documents as "Portfolios" or "Funds" or "Series"). Of the 10,000,000 Shares, 8,000,000 Shares shall be collectively designated "Series A," and 2,000,000 Shares shall be collectively designated "Series B." The Board of Directors of the Company shall have the power and authority to further classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemptions of such unissued Shares, including, without limitation, the power to reclassify unissued Shares of any Class as authorized Shares of any other Class.

         SECOND: That the remaining provisions of Article Fifth of the Company's Amended and Restated Articles of Incorporation remain unaffected by the Amendment and are in full force and effect.

         THIRD: That the Amendment was adopted by the Company's Board of Directors on _____________ in accordance with the Company's Amended and Restated Articles of Incorporation and By-Laws, and Section 2-602 of the Maryland Corporations and Associations Code.

         Executed on behalf of the Company as of this ___ day of ___________, 1998.

                                       CHACONIA INCOME &
                                       GROWTH FUND, INC.


                                       By:
                                       Its:

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This document was drafted by, and after filing should be returned to,  Lafayette
L. Crump,  Foley & Lardner,  777 East  Wisconsin  Avenue,  Milwaukee,  Wisconsin
53202.